HomeStreet, Inc. Schedules Second Quarter 2013 Earnings Call for
Monday, July 29, 2013

SEATTLE - July 8, 2013 - HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Monday, July 29, 2013 at 10:00 a.m. PDT (1:00 p.m. EDT). Mark K. Mason, President and CEO, will discuss second quarter 2013 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 (1-855-669-9657 in Canada) shortly before 10:00 a.m. PDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10030147.
The information to be discussed in the conference call will be available on the company's web site prior to the opening of the market on Monday, July 29, 2013.
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About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking and investment and insurance products and services in Washington, Oregon, Idaho, California and Hawaii. ir.homestreet.com.

Investor Relations & Media Contact:
Terri Silver
HomeStreet, Inc.
(206) 389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

Source: HomeStreet, Inc.